 Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Third Quarter 2014 Results

•	Q3 2014 revenue of $60.4 million and pro forma EPS of $0.16, both at high end of guidance
•	Q3 2014 pro forma EPS up 33% from same period last year
•	Company increases annual dividend by 20% and declares dividend of $0.12 for holders of record on December 10, 2014

MIAMI, FL – November 4,  2014 - The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic advisory and business transformation and technology consulting firm, today announced its financial results for the third quarter, which ended September 26, 2014.

Third quarter 2014 revenue was $60.4 million, as compared to $57.9 million for the same period in 2013. Pro forma diluted earnings per share were $0.16 for the third quarter of 2014, an increase of 33%, as compared to $0.12 for the same period in 2013. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.12 for the third quarter of 2014, an increase of 50%, as compared to GAAP diluted earnings per share of $0.08 in the third quarter of 2013.

In its recent meeting, the Company's Board of Directors declared the payment of a dividend of $0.12 for holders of record on December 10, 2014.  This dividend will be paid on December 22, 2014.

During the third quarter, the Company utilized cash to repurchase approximately 485 thousand shares of the Company’s common stock at an average price of $6.13 per share for a total cost of $3.0 million. As of the end of the third quarter of 2014, the Company’s remaining stock repurchase authorization was $4.3 million.

“We reported strong quarterly earnings driven by solid US demand and improving European results,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc.  “We also expect this momentum to continue into the fourth quarter which would allow us to finish the year strongly.”

Based on current economic outlook, the Company estimates total revenue for the fourth quarter of 2014 to be in the range of $57.5 million to $59.5 million, and estimates pro forma diluted earnings per share to be in the range of $0.14 and $0.16.  At the midpoint of the guidance this would represent 11% year over year total revenue growth in the quarter.

Other Highlights

European Best Practices Conference – Nearly 200 attendees joined The Hackett Group in Berlin for the 2014 European Best Practices Conference held on October 7-9. The event included presentations by senior executives from nearly a dozen leading companies including: BASF; BUPA; Heineken International B.V., Lantiq Deutschland GmbH; Oracle; SAP; Schlumberger; Shell; Siemens; SITA; Société Générale; Statoil; Tetra Pak International S.A. and Vodafone.

REL Working Capital Survey – The 16th annual working capital survey from REL, a division of The Hackett Group, and CFO Magazine found that U.S. companies made only marginal improvements in their ability to collect from customers and pay suppliers in 2013, while showing no improvement in how well they managed inventory. The amount tied up in excess working capital at nearly 1,000 of the largest public companies in the U.S. is over a trillion dollars, according to the REL/CFO research. In Europe, the survey found that the largest listed companies are starting to see the fruits of an increased focus on working capital as costs and debt start to decrease and cash on hand and free cash flow increase.

Finance World-Class Performance Advantage Research – World-class finance organizations continue to outperform their peers by delivering high-value services at about half the cost of typical companies, according to new research from The Hackett Group. The research found that to achieve these results world-class organizations realign their finance talent, rearchitect their service delivery model, and retool with more effective technology capabilities. The Hackett Group's research estimates that a typical large company (with $10 billion in revenue) could save up to $51 million by achieving world-class performance levels in finance, freeing resources to focus on higher-value activity and innovation.

IT World-Class Performance Advantage Research – New research from The Hackett Group found that world-class IT organizations now deliver services at 22% lower cost than typical companies, and operate with 9% fewer staff, in part by reducing technology complexity and realigning talent. The research estimates that a typical large company (with $10 billion in revenue and about 21,500 end-user equivalents) could save up to $36 million annually by achieving world-class performance levels in IT, freeing resources to focus on higher-value activity and innovation. The research also found that talent is emerging as a major challenge to improved IT performance. Offshoring and other factors are causing limited availability of staff with skills that are in high demand, and are likely to create a bottleneck to raising the value contribution for many IT organizations.

Procurement World-Class Performance Advantage Research – The Hackett Group’s research found that world-class procurement organizations outperform their peers by striving to provide unique value beyond cost reduction; including becoming a trusted advisor to the business, driving supplier innovation, and focusing on risk management. According to The Hackett Group's research, world-class procurement organizations now operate at nearly 20% lower cost as a percentage of spending than typical companies.  They also have 27% fewer employees.  However world-class procurement organizations may have reached the limit of their ability to reduce costs, according to The Hackett Group's forecasts. World-class procurement organizations now generate purchased cost savings equal to more than 9 times the cost of procurement, according to The Hackett Group's research.  This is more than double the return on investment generated by typical companies.

On Tuesday, November 4, 2014, senior management will discuss third quarter results in a conference call at 5:00 P.M. ET.

The number for the conference call is (800) 779-3138, [Passcode: Third Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, November 4, 2014 and will run through 5:00 P.M. ET on Tuesday, November 18, 2014. To access the rebroadcast, please dial (888) 566-0411. For International callers, please dial (203) 369-3041.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, November 4, 2014 and will run through 5:00 P.M. ET on Tuesday, November 18, 2014. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group, Inc. (NASDAQ: HCKT), a global strategic business advisory and business transformation and technology consulting firm, is a leader in best practice advisory, benchmarking, and transformation consulting services including enterprise performance management and business intelligence, strategy and operations, working capital management, shared services and globalization advice. Utilizing best practices and implementation insights from more than 10,000 benchmarking engagements, executives use The Hackett Group's empirically-based approach to quickly define and implement initiatives to enable world-class performance. Through its REL group, The Hackett Group offers working capital solutions focused on delivering significant cash flow improvements. Through its Archstone Consulting group, The Hackett Group offers Strategy & Operations consulting services in the Consumer and Industrial Products, Pharmaceutical, Manufacturing and Financial Services industry sectors. Through its Hackett ERP Solutions group, The Hackett Group offers business application consulting and application management services that help maximize returns on IT investments. The Hackett Group has completed benchmark studies with over 3,500 major corporations and government agencies, including 97% of the Dow Jones Industrials, 83% of the Fortune 100, 87% of the DAX 30 and 48% of the FTSE 100.

More information on The Hackett Group is available by e-mail at info@thehackettgroup.com.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2014	2013	2014	2013
Revenue:
Revenue before reimbursements	$54,550	$51,976	$158,968	$153,188
Reimbursements	5,887	5,940	17,426	18,038
Total revenue	60,437	57,916	176,394	171,226

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses
(includes $628 and $854 and $2,028 and $2,540 of stock compensation expense in the quarters
and nine months ended September 26, 2014 and September 27, 2013, respectively)	34,068	33,970	101,674	99,375
Reimbursable expenses	5,887	5,940	17,426	18,038
Total cost of service	39,955	39,910	119,100	117,413

Selling, general and administrative costs
(includes $814 and $681 and $2,158 and $2,162 of stock compensation expense in the quarters
and nine months ended September 26, 2014 and September 27, 2013, respectively)	15,423	13,289	45,285	40,482
Restructuring costs	-	-	3,604	-
Total costs and operating expenses	55,378	53,199	167,989	157,895
Income from operations	5,059	4,717	8,405	13,331
Other income (expense):
Interest income	2	2	4	6
Interest expense	(173)	(94)	(463)	(361)
Income from continuing operations before income taxes	4,888	4,625	7,946	12,976
Income tax expense	1,297	1,926	2,926	5,318
Income from continuing operations	3,591	2,699	5,020	7,658
Loss from discontinued operations	-	(64)	-	(135)
Net income	$3,591	$2,635	$5,020	$7,523

Basic net income per common share:
Income per common share from continuing operations	$0.13	$0.09	$0.17	$0.25
Loss per common share from discontinued operations	-	-	-	-
Net income per common share	$0.13	$0.09	$0.17	$0.25

Diluted net income per common share:
Income per common share from continuing operations	$0.12	$0.08	$0.17	$0.24
Loss per common share from discontinued operations	-	-	-	(0.01)
Net income per common share	$0.12	$0.08	$0.17	$0.23

Weighted average common shares outstanding:
Basic	28,558	30,627	28,872	30,484
Diluted	29,800	32,797	29,884	32,174

Pro forma data (1):
Income from continuing operations before income taxes	$4,888	$4,625	$7,946	$12,976
Stock compensation expense	1,442	1,535	4,186	4,702
Acquisition-related costs	-	-	120	-
Restructuring costs	-	-	3,604	-
Amortization of intangible assets	552	150	1,700	451
Pro forma income before income taxes	6,882	6,310	17,556	18,129
Pro forma income tax expense	2,065	2,524	5,705	7,252
Pro forma net income	$4,817	$3,786	$11,851	$10,877

Pro forma basic net income per common share	$0.17	$0.12	$0.41	$0.36
Weighted average common shares outstanding	28,558	30,627	28,872	30,484

Pro forma diluted net income per common share	$0.16	$0.12	$0.40	$0.34
Weighted average common and common equivalent shares outstanding	29,800	32,797	29,884	32,174

(1)

The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense and results from discontinued operations and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Page 5 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 26,	December 27,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$10,552	$18,199
Accounts receivable and unbilled revenue, net	44,438	34,011
Deferred tax asset, net	2,499	5,130
Prepaid expenses and other current assets	2,688	2,283
Total current assets	60,177	59,623

Restricted cash	355	354
Property and equipment, net	13,211	13,019
Other assets	3,445	1,039
Goodwill, net	83,628	76,283
Total assets	$160,816	$150,318

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,410	$8,080
Accrued expenses and other liabilities	33,643	25,646
Current portion of long-term debt	4,606	-
Total current liabilities	43,659	33,726
Long-term deferred tax liability, net	4,466	4,387
Long-term debt	22,423	19,029
Total liabilities	70,548	57,142

Shareholders' equity	90,268	93,176
Total liabilities and shareholders' equity	$160,816	$150,318

Page 6 of 6 - The Hackett Group, Inc. Announces Third Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	September 26,	June 27,	September 27,
	2014	2014	2013
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (2)	$51,370	$49,151	$48,689
ERP Solutions (3)	9,067	11,901	9,227
Total revenue	$60,437	$61,052	$57,916

Revenue Concentration:
(% of total revenue)
Top customer	4%	5%	3%
Top 5 customers	15%	19%	12%
Top 10 customers	25%	29%	22%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	775	774	718
Total headcount	973	975	912
Days sales outstanding (DSO)	67	65	59
Cash provided by operating activities (in thousands)	$5,888	$611	$3,858
Depreciation (in thousands)	$512	$565	$456
Amortization (in thousands)	$552	$590	$150

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (2)	$368	$359	$358

ERP Solutions:
ERP Solutions consultant utilization rate (3)	72%	75%	72%
ERP Solutions gross billing rate per hour (3)	$128	$125	$132

Share Repurchase Plan:
Shares purchased in the quarter (in thousands)	485	491	-
Cost of shares repurchased in the quarter (in thousands)	$2,974	$2,961	$-
Average price per share of shares purchased in the quarter	$6.13	$6.03	$-
Remaining authorization (in thousands)	$4,322	$2,296	$4,963

(2) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Technologies.
(3) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 45% of which are offshore resources.